Exhibit 10.6
BERRY PLASTICS CORPORATION
BPC HOLDING CORPORATION

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED
CREDIT AND GUARANTY AGREEMENT

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is dated as of October 26, 2005 (the “Amendment Effective Date”), among Berry Plastics Corporation, a Delaware corporation (“Company”), BPC Holding Corporation, a Delaware corporation (“Holdings”), certain subsidiaries of Company as Guarantors, the Lenders party hereto, Goldman Sachs Credit Partners L.P. (“GSCP”) as co-syndication agent, joint lead arranger and joint bookrunner, JPMorgan Chase Bank, N.A. (“JPMCB”), as co-syndication agent, J.P. Morgan Securities Inc. (“JPMorgan”) as joint lead arranger and joint bookrunner, Deutsche Bank Trust Company Americas (together with any of its designated affiliates, “DBTCA”), as Administrative Agent, Collateral Agent, an Issuing Bank and Swing Line Lender, Fleet National Bank (“Fleet National Bank”), as an Issuing Bank and predecessor Swing Line Lender, and The Royal Bank of Scotland and General Electric Capital Corporation, as Co-Documentation Agents.

RECITALS

WHEREAS, Company entered into the Second Amended and Restated Credit and Guaranty Agreement dated as of August 9, 2004, as amended by the First Amendment to Second Amended and Restated Credit and Guaranty Agreement dated as of January 1, 2005 and the Second Amendment to Second Amended and Restated Credit and Guaranty Agreement dated as of June 3, 2005 (the Second Amended and Restated Credit and Guaranty Agreement, together with the First Amendment thereto and the Second Amendment thereto, the “Existing Agreement”), among Company, Holdings, certain subsidiaries of Company as Guarantors, the Lenders party thereto, GSCP, JPMCB, and certain agents;

WHEREAS, Company has requested that the Lenders amend the Existing Agreement to reduce the Applicable Margin for the Term Loans (the Existing Agreement, following the effectiveness of this Amendment, the “Amended Credit Agreement”);

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions. Unless otherwise expressly defined herein, all capitalized terms used herein and defined in the Existing Agreement shall be used herein as so defined.

Section 2. Amendment to the Existing Agreement: “Applicable Margin” definition. Subject to the satisfaction of the conditions set forth in Section 5 hereto, clause (iii) of the definition of “Applicable Margin” contained in Section 1.1 of the Existing Agreement is hereby amended and restated in its entirety as follows:

(iii) with respect to Term Loans that are (a) Base Rate Loans, an amount equal to (I) 0.75% per annum, if the Leverage Ratio is equal to or less than 4.50:1.00 or (II) 1.00% per annum, if the Leverage Ratio is greater than 4.50:1.00 or (b) Eurodollar Rate Loans, an amount equal to (I) 1.75% per annum, if the Leverage Ratio is equal to or less than 4.50:1.00 or (II) 2.00% per annum, if the Leverage Ratio is greater than 4.50:1.00, in each case, with the applicable Leverage Ratio calculated in accordance with Section 6.8(d)(ii); and

Section 3. Amendment to the Existing Agreement: Prepayment and Repricing Fee. Subject to the satisfaction of the conditions set forth in Section 5 hereto, the Existing Agreement is hereby amended and restated by the addition of the following provision to the Existing Agreement as Section 2.13(g):

Prior to October 31, 2006, (a) all prepayments of Term Loans with the proceeds of a substantially concurrent issuance or incurrence of new loans if (i) the sole purpose of such issuance or incurrence is to reduce the Applicable Margin applicable to the Term Loans and (ii) such new loans have an Applicable Margin (or similar interest rate spread) that is, or upon the satisfaction of certain conditions could be, lower than the Applicable Margin applicable to the Term Loans (excluding a refinancing of all the Loans in connection with another transaction not permitted by this Agreement (as determined prior to giving effect to any amendment or waiver of this Agreement being adopted in connection with such transaction)), and (b) any amendments, amendments and restatements, supplements, waivers or modifications to this Agreement that have the effect of lowering, or upon the satisfaction of certain conditions could lower, the Applicable Margin applicable to the Term Loans from the Applicable Margin, shall be accompanied by a fee equal to 1.00% of the aggregate amount of such prepayments in the case of clause (a) above and a fee equal to 1.00% of all Term Loans in the case of clause (b), in each case payable by the Company to the Lenders.

Section 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each Credit Party represents and warrants to each of the Lenders, the Issuing Bank and the Administrative Agent that, as of the Amendment Effective Date:

(a) This Amendment has been duly authorized, executed and delivered by the Company, Holdings and the Guarantors and each of this Amendment and the Amended Credit Agreement constitutes each of the Company’s, Holdings’ and each Guarantor’s legal, valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(b) The representations and warranties set forth in Section 4 of the Existing Agreement are, after giving effect to this Amendment, true and correct in all material respects on and as of the Amendment Effective Date, except where such representations and warranties expressly relate to an earlier date (in which case they were true and correct in all material respects as of such earlier date).

(c) Both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(d) The execution, delivery and performance by the Credit Parties of this Amendment do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, any of the Organizational Documents of Holdings or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries except to the extent such violation, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries except to the extent such conflict, breach or default, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries except to the extent that the creation or imposition of any such Liens, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Amendment Effective Date and disclosed in writing to Lenders and except for any such approvals or consents the failure of which to obtain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5. Conditions Precedent. This Amendment shall become effective upon satisfaction of the following conditions precedent:

             (a) Each Lender (other than a Defaulting Lender) with outstanding Term Loans shall have executed this Amendment, or in the absence of such unanimous consent, the provisions of Section 2.25 of the Existing Credit Agreement shall have been complied with in connection with Non-Consenting Lenders;

             (b) Each of the representations and warranties in Section 4 above shall be true and correct in all material respects on and as of the Amendment Effective Date;

             (c) JPMCB and JPMorgan shall have received payment in immediately available funds of its fees and expenses as set forth in the Fee Letter of even date herewith; and

             (d) The Administrative Agent shall have received such other documents, instruments, certificates, opinions and approvals as it may reasonably request.

Section 6. Survival of Representations and Warranties. All representations and warranties made in this Amendment and the Amended Credit Agreement shall survive the execution and delivery of this Amendment, and no investigation by Agents or Lenders shall affect the representations and warranties or the right of Agents and Lenders to rely upon them. If any representation or warranty made in this Amendment or the Amended Credit Agreement is false in any material respect as of the date made or deemed made, then such shall constitute an Event of Default under the Amended Credit Agreement.

Section 7. Reference to Agreement. Each of the Credit Documents, including the Amended Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Amended Credit Agreement, are hereby amended so that any reference in such Credit Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Amended Credit Agreement. This Amendment shall constitute a Credit Document under the Amended Credit Agreement.

Section 8. Costs and Expenses. Company shall pay on demand all reasonable costs and expenses of Agents (including the reasonable fees, costs and expenses of each counsel to any of the Agents) incurred in connection with the preparation, execution and delivery of this Amendment.

Section 9. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 10. Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 11. Limited Effect. This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights or remedies any Lender may have under the Amended Credit Agreement or under any other Credit Document, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Lender to execute similar or other amendments or grant any waivers under the same or similar or other circumstances in the future.

Section 12. Certain Waivers. Each of Company and Guarantors hereby agrees that neither the Agents nor any Lender shall be liable under a claim of, and hereby waives any claim against the Agents and the Lenders based on, lender liability (including, but not limited to, liability for breach of the implied covenant of good faith and fair dealing, fraud, negligence, conversion, misrepresentation, duress, control and interference, infliction of emotional distress and defamation and breach of fiduciary duties) as a result of this Amendment and any discussions or actions taken or not taken by the Agents or the Lenders on or before the date hereof or the discussions conducted in connection therewith, or any course of action taken by the Agents or any Lender in response thereto or arising therefrom; provided, that the foregoing waiver shall not include the waiver of any claims which are based on the gross negligence or willful misconduct of any Agent or any Lender or any of their respective agents. This Section 12 shall survive the execution and delivery of this Amendment and the termination of the Amended Credit Agreement.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BERRY PLASTICS CORPORATION

By: /s/ James M. Kratochvil
Name: James M. Kratochvil
Title:  Executive Vice President and Chief Financial Officer

BPC HOLDING CORPORATION

  By: _/s/ James M. Kratochvil
    Name: James M. Kratochvil
    Title:  Executive Vice President and Chief Financial Officer

Third Amendment to Second Amended and Restated Credit and Guaranty Agreement
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GUARANTOR SUBSIDIARIES

AeroCon, Inc.
Berry Iowa Corporation
Berry Plastic Design Corporation
Berry Plastics Technical Services, Inc.
Berry Sterling Corporation
Cardinal Packaging, Inc.
CPI Holding Corporation
Knight Plastics, Inc.
Landis Plastics, Inc.
Packerware Corporation
Pescor, Inc.
Poly-Seal Corporation
Venture Packaging, Inc.
Venture Packaging Midwest, Inc.
Berry Plastics Acquisition Corporation II
Berry Plastics Acquisition Corporation III
Berry Plastics Acquisition Corporation V
Berry Plastics Acquisition Corporation VII
Berry Plastics Acquisition Corporation VIII
Berry Plastics Acquisition Corporation IX
Berry Plastics Acquisition Corporation X
Berry Plastics Acquisition Corporation XI
Berry Plastics Acquisition Corporation XII
Berry Plastics Acquisition Corporation XIII
Kerr Group, Inc.
Saffron Acquisition Corp.
Sun Coast Industries, Inc.

By: _/s/ James M. Kratochvil
  Name: James M. Kratochvil
  Title:  Executive Vice President and Chief Financial Officer

Berry Plastics Acquisition Corporation XIV, LLC
Berry Plastics Acquisition Corporation XV, LLC
Setco, LLC
Tubed Products, LLC

By: _/s/ James M. Kratochvil
  Name: James M. Kratochvil
  Title:  Executive Vice President and Chief Financial Officer

Third Amendment to Second Amended and Restated Credit and Guaranty Agreement
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DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent and a Lender

By:     /s/ Omayra Laucella
Name: Omayra Laucella
Title:   Vice President

By:   /s/ Evelyn Lazala
Name: Evelyn Lazala
Title:   Vice President

Third Amendment to Second Amended and Restated Credit and Guaranty Agreement
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GOLDMAN SACHS CREDIT PARTNERS L.P.,
As Co-Syndication Agent, Joint Lead Arranger, Joint
Bookrunner and a Lender

By:   /s/ Robert Schatzman
    Authorized Signatory

Third Amendment to Second Amended and Restated Credit and Guaranty Agreement
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JPMORGAN CHASE BANK, N.A.,
As Co-Syndication Agent and a Lender

By:   /s/ Stacey L. Haimes
Name: Stacey L. Haimes
Title:   Vice President

Third Amendment to Second Amended and Restated Credit and Guaranty Agreement
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JP MORGAN SECURITIES INC.,
As Joint Lead Arranger and Joint Bookrunner

By:    /s/ David A. Dwyer
Name: David A. Dwyer
Title:   Vice President

Third Amendment to Second Amended and Restated Credit and Guaranty Agreement
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